                                                                    Exhibit 99.1

NEWS
RELEASE

                                                    CONTACT: RICHARD T. MARABITO
                                                         CHIEF FINANCIAL OFFICER
                                                       TELEPHONE: (216) 292-3800
                                                             FAX: (216) 292-3974


    OLYMPIC STEEL REPORTS RECORD SALES AND EARNINGS FOR FIRST QUARTER OF 2004

      Cleveland, Ohio -- (April 29, 2004) Olympic Steel, Inc., (Nasdaq: ZEUS), a national steel service center, today announced record financial results for the first quarter ended March 31, 2004.

      Net sales for the first quarter of 2004 increased 62.8% to a record $187.0 million from $114.9 million for the first quarter a year ago. Tons sold increased 43.2% to a record 385 thousand from 269 thousand in the first quarter of 2003. First quarter 2004 net income was also the highest ever for the Company, totaling $10.8 million, or $1.12 per share, compared to a net loss of $(479) thousand, or $(.05) per share for last year's first quarter.

      "The diligent execution of our management plans positioned us extremely well during the first quarter, when steel demand and prices increased significantly," stated Michael D. Siegal, Chairman and Chief Executive Officer. "We are very pleased with our ability to perform and grow during a period of very tight steel supply. As indicated in our fourth quarter earnings release, in anticipation of a market recovery we aggressively and intentionally increased our inventory position at the end of 2003. This allowed us to be favorably inventoried to meet our customers' significantly increasing demand for steel during the first quarter. Our 43.2% increase in shipping volumes for the first quarter far outpaced the service center industry increase of approximately 25%. The increased volume of steel processed through our assets was a significant contributor to our best ever quarterly financial results."

      "Our commercial relationships will continue to be guided by our core values of integrity, respect and financial stability, as we expect customer demand to remain strong, prices to remain elevated, and availability of steel to be tight through the second quarter. We believe we are favorably positioned in terms of inventory, equipment capacity, and working capital availability to continue performing well through the seasonally stronger second quarter," concluded Mr. Siegal.

      Founded in 1954, Olympic Steel is a North American steel service center that is experienced in the specialized processing and distribution of large volumes of flat-rolled carbon and stainless steel products. Headquartered in Cleveland, Ohio, the Company operates 12 distribution and processing facilities and participates in two joint ventures in Michigan. For further information about Olympic Steel, Inc., visit the Company's web site at http://www.olysteel.com.

      It is the Company's policy not to make quarterly or annual sales or earnings projections for external use and not to endorse any analyst's sales or earnings estimates. Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Such risks and uncertainties include, but are not limited to: general business, economic and political conditions; competitive factors such as the availability and pricing of steel and fluctuations in customer demand; layoffs or work stoppages by the Company's, suppliers', or customers' personnel; equipment installation delays or malfunctions; and customer, supplier, and competitor consolidation or insolvency. Please refer to the Company's Securities and Exchange Commission filings for further information.

                                  OLYMPICSTEEL
                         SELECTED FINANCIAL INFORMATION
                (in thousands, except per share data and ratios)

                                                         THREE MONTHS ENDED
                                                              MARCH 31,
                                                     ---------------------------
                                                        2004             2003
                                                     ---------        ---------
                                                             (unaudited)
SUMMARY RESULTS OF OPERATIONS:
Net sales                                            $ 187,033        $ 114,880
Operating income                                        18,835              379
Income (loss) before income taxes                       17,495             (798)
                                                     ---------        ---------
Net income (loss)                                    $  10,847        $    (479)
                                                     =========        =========
Earnings per share:
   Net income (loss) per share - basic               $    1.12        $   (0.05)
   Net income (loss) per share - diluted             $    1.09        $   (0.05)

                                              AS OF MARCH 31,
                                          -----------------------     DECEMBER 31,
                                            2004           2003           2003
                                          --------       --------       --------
                                                (unaudited)
SUMMARY BALANCE SHEET DATA:
Accounts receivable, net                  $ 82,319       $ 59,167       $ 56,501
Inventories                                 94,739         92,435         92,775
Net property and equipment                  87,787         95,331         89,782
Total assets                               278,056        258,982        249,002
Current liabilities                         51,562         35,666         42,574
Total debt                                 100,006        109,080         97,797
Shareholders' equity                       123,266        115,024        112,236
Shareholders' equity per share               12.77          11.93          11.63
Debt-to-equity ratio                      .81 to 1       .95 to 1       .87 to 1

                                                          THREE MONTHS ENDED
                                                              MARCH 31,
                                                      --------------------------
                                                       2004                2003
                                                      ------              ------
                                                              (unaudited)
OTHER DATA:
Capital expenditures                                     107                  95
EBITDA (a)                                            21,206               2,466

(a) Defined as operating income plus depreciation plus asset impairment charge.



  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES OR EARNINGS
                                   ESTIMATES.

                                  OLYMPICSTEEL
                              RESULTS OF OPERATIONS
                (in thousands, except per share and tonnage data)

                                                                       THREE MONTHS ENDED MARCH 31,
                                                                       ----------------------------
                                                                  2004                             2003
                                                      --------------------------------  -----------------------------
                                                                               (unaudited)
Tons sold
   Direct                                                330,095                          229,501
   Toll                                                   55,049                           39,434
                                                       ---------                        ---------
                                                         385,144                          268,935
   % change                                                 43.2%                           (13.0%)

Net sales                                              $ 187,033                        $ 114,880
   % change                                                 62.8%                             4.2%
Cost of materials sold                                   133,546                           90,987
                                                       ---------                        ---------
   Gross profit                                           53,487             28.6%         23,893             20.8%

Operating expenses
   Warehouse and processing                               10,884              5.8%          7,988              7.0%
   Administrative and general                              9,677              5.2%          5,808              5.1%
   Distribution                                            5,071              2.7%          3,764              3.3%
   Selling                                                 5,316              2.8%          2,754              2.4%
   Occupancy                                               1,333              0.7%          1,113              1.0%
   Depreciation                                            2,071              1.1%          2,087              1.8%
   Asset impairment charge                                   300              0.2%             --              0.0%
                                                       ---------                        ---------
      Total operating expenses                            34,652             18.5%         23,514             20.5%
                                                       ---------                        ---------
   Operating income                                       18,835             10.1%            379              0.3%
Income (loss) from joint ventures                             78                              (29)
                                                       ---------                        ---------
   Income before financing costs and income taxes         18,913                              350
Interest and other expense on debt                         1,418              0.8%          1,148              1.0%
                                                       ---------                        ---------
   Income (loss) before income taxes                      17,495              9.4%           (798)            (0.7%)
Income tax benefit (provision)                            (6,648)            38.0%            319             40.0%
                                                       ---------                        ---------
   Net income (loss)                                   $  10,847                        $    (479)
                                                       =========                        =========

Earnings per share:
   Net income (loss) per share - basic                 $    1.12                        $   (0.05)
                                                       =========                        =========
   Weighted average shares outstanding - basic             9,675                            9,644
                                                       =========                        =========
   Net income (loss) per share - diluted               $    1.09                        $   (0.05)
                                                       =========                        =========
   Weighted average shares outstanding - diluted           9,959                            9,644
                                                       =========                        =========


  IT IS THE COMPANY'S POLICY NOT TO MAKE QUARTERLY OR ANNUAL SALES OR EARNINGS PROJECTIONS FOR EXTERNAL USE AND NOT TO ENDORSE ANY ANALYST'S SALES OR EARNINGS
                                   ESTIMATES.